UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 18, 2014

INGLES MARKETS, INCORPORATED
(Exact name of registrant as specified in its charter)

North Carolina	0-14706	56-0846267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 6676, Asheville, NC	28816
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(828) 669-2941

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Ingles Markets, Incorporated was held Tuesday, February 11, 2014. At this meeting, the Company’s stockholders voted on the following proposals:

1.	Elect eight members of the Board of Directors by holders of Class A Common Stock and Class B Common Stock to serve until the 2015 Annual Meeting of Stockholders:

Name	Common Stock	Votes For	Votes Against/ Withheld	Abstentions
Fred D. Ayers	Class A	8,629,976	506,344	0
John O. Pollard	Class A	8,591,170	545,150	0
L. Keith Collins	Class B	8,828,599	0	0
Ronald B. Freeman	Class B	8,828,599	0	0
Robert P. Ingle, II	Class B	8,828,599	0	0
James W. Lanning	Class B	8,828,599	0	0
Charles E. Russell	Class B	8,828,599	0	0
Laura Ingle Sharp	Class B	8,828,599	0	0

2.	Consider and vote on a non-binding approval of the Company’s compensation for named executive officers:

Class A & B *
For	94,757,337
Against/Withheld	127,724
Abstain	2,537,249

3.	To recommend, by non-binding vote, the frequency of executive compensation votes:

Class A & B *
1 Year	4,879,187
2 Years	82,913
3 Years	89,963,722
Abstain	2,496,488

* Holders of Class A Common Stock have one vote per share and the holders of Class B Common Stock have ten votes per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGLES MARKETS, INCORPORATED
(Registrant)

Date: February 18, 2014	By:	/s/ Ronald B. Freeman
Ronald B. Freeman
Chief Financial Officer